EXHIBIT 32.1

CERTIFICATION

In connection with the accompanying Quarterly Report on Form 10-Q (the “Report”) of Lindsay Corporation (the “Company”) for the quarter ended February 29, 2020, I, Timothy L. Hassinger, Chief Executive Officer of the Company and I, Brian L. Ketcham, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ TIMOTHY L. HASSINGER
Timothy L. Hassinger
President and Chief Executive Officer

/s/ BRIAN L. KETCHAM
Brian L. Ketcham
Senior Vice President and Chief Financial Officer

April 7, 2020

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.